Exhibit 21

SUBSIDIARIES OF RENTECH, INC.

ClearFuels Technology Inc., a Hawaii corporation

Deposit Wood Pellet, LLC, a Delaware limited liability company

DSHC, LLC, a Delaware limited liability company

Forestal Los Andes S.A.

Forestal Pacifico S.A.

Fulghum Fibres, Inc., a Georgia corporation

Fulghum Fibres Chile S.A.

Fulghum Fibres Collins, Inc., a Georgia corporation

Fulghum Fibres Florida, Inc., a Georgia corporation

Fulghum Fibres New Zealand Limited

Fulghum Fibres Uruguay S.A.

Fulghum Fibrefuels, Ltd., a Georgia corporation

Fulghum Graanul Oliver, LLC, a Georgia limited liability company

Fulghum Graanul Woodland, LLC, a Georgia limited liability company

GCSEC Holdings, LLC, a Delaware limited liability company

formerly named RSFC, LLC, a Delaware limited liability company

Gulf Coast Synthetic Energy Center, LLC, a Delaware limited liability company formerly named RSFC Land Management, a Delaware limited liability company

New England Wood Pellet, LLC, a Delaware limited liability company

Olympiad Renewable Energy Centre, ULC, a British Columbia unlimited liability company

Pasadena Partners, GP, LLC

Pasadena Partners, L.P.

Rentech Development Corporation, a Delaware corporation

formerly Rentech Development Corporation, a Colorado corporation

Rentech Energy Technology Center, LLC, a Colorado limited liability company formerly named Sand Creek Energy, LLC, a Colorado limited liability company

Rentech Graanul, LLC, a Delaware limited liability company

Rentech Nitrogen Finance Corporation, a Delaware corporation

Rentech Nitrogen GP, LLC, a Delaware limited liability company

Rentech Nitrogen Partners, L.P., a Delaware limited partnership

Rentech Nitrogen Holdings, Inc., a Delaware corporation

Rentech Nitrogen, LLC, a Delaware limited liability company

formerly named Rentech Energy Midwest Corporation, a Delaware corporation

Rentech Nitrogen Pasadena Holdings, LLC, a Delaware limited liability company

Rentech Nitrogen Pasadena, LLC, a Delaware limited liability company

Rentech Services Corporation, a Colorado corporation

Rentech WP U.S. Inc., a Delaware corporation

RTK (Luxembourg) WP, a Luxembourg S.A.R.L.

RTK CAB LLC

RTK Canada Energy Holdings, ULC, a British Columbia unlimited liability company

RTK WP Dev Canada, ULC, a British Columbia unlimited liability company

RTK WP Canada, ULC, a British Columbia unlimited liability company

RTK WP Holdings, ULC, a British Columbia unlimited liability company

RTK WP2 Canada, ULC, a British Columbia unlimited liability company

RTK WP2 Holdings, ULC, a British Columbia unlimited liability company

RTK WP3 Canada, ULC, a British Columbia unlimited liability company

RTK WP4 Canada, ULC, a British Columbia unlimited liability company

RTK WP5 Canada, ULC, a British Columbia unlimited liability company

Schuyler Wood Pellet, LLC, a Delaware limited liability company

SilvaGas Corporation, a Delaware corporation

West Monroe Fibre Processing Company, Inc., a Georgia corporation